Exhibit 10.8a

                             MASTER LEASE AGREEMENT

This Master Lease Agreement ("Lease") is entered into as of December 22, 2003 by and between The Walden Asset Group, LLC, a Delaware limited liability company ("Lessor") having its principal place of business at 1 Hollis St., Wellesley, MA 02482 and Playboy Entertainment Group, Inc, a Delaware corporation ("Lessee") having its principal place of business at 680 North Lake Shore Drive, Chicago, Illinois 60611.

As used in this Master Equipment Lease, the terms "Estimated Delivery Date", "Acceptance Date", "Basic Rent Date", "Monthly Lease Factor", "Daily Lease Factor", "Lessor's Cost", "Casualty Value", "Casualty Overdue Rate", "Overdue Rate", "Installation Site", Manufacturer", "Machine Type", "Model Number" and "Serial Number" shall have the meanings with respect to each Item of Equipment set forth on the Equipment Schedule which describes that Item of Equipment. If not set forth in an Equipment Schedule, capitalized terms shall have the meaning set forth in this Lease.

1. LEASE OF EQUIPMENT: Subject to the terms and conditions, contained herein, Lessor hereby leases to Lessee, and Lessee leases from Lessor, the items of personal property (herein referred to collectively as the "Equipment," or individually, as an "Item of Equipment") described more fully in one or more Equipment Schedules executed by Lessor and Lessee, designated Exhibit A and numbered sequentially.

Each Equipment Schedule shall be considered a separate and enforceable lease incorporating the terms and conditions of this Lease. An executed counterpart of this Lease (including any supplements, addenda, or riders hereto) or photocopy hereof, together with an executed Equipment Schedule, marked "Original", shall be the original of the lease for the Equipment described on such Schedule and together they constitute and shall be referred to herein as the "Lease" with respect to such Equipment. All other executed counterparts of the Equipment Schedule shall be marked "Duplicate". To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code of the applicable jurisdiction, no security interest in this Lease may be created through the transfer of possession of any counterpart other than the Original of an Equipment Schedule. Notwithstanding the delivery of the Equipment to, and its possession and use by Lessee, Lessor shall retain the full legal title to the Equipment, it being expressly understood that this Lease is an agreement of lease only.

2. TERM AND RENEWAL. At such time as all Equipment listed on an Equipment
Schedule is operational, in good working order and available for use by Lessee, Lessee shall complete and deliver to Lessor an executed equipment acceptance ("Equipment Acceptance"). Lessee shall make available to Lessor such information as Lessor shall reasonably request from time to time in respect of the installation of the Equipment. In the event (a) Lessee shall fail timely to execute and deliver to Lessor such Equipment Acceptance or (b) Lessee shall reject the Equipment, in either case for any reason whatsoever other than the fault of Lessor, all obligations, if any, of Lessor to each vendor with


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                                                                   Exhibit 10.8a

respect to the Equipment shall be deemed those of Lessee and Lessee shall indemnify and hold Lessor harmless from any and all liability, damages, and reasonable expenses including reasonable attorneys' fees arising therefrom.

The lease term ("Term") shall commence as of the date specified on the applicable Equipment Acceptance (as to such Equipment Schedule, the "Commencement Date") and continue through the last day of the final month of the number of months provided in the Equipment Schedule unless theretofore extended pursuant to its terms or terminated pursuant to or upon the occurrence of an Event of Default (the "Expiration Date"). Lessee shall give Lessor notice of Lessee's intention to return the Equipment at least 60 days prior to the Expiration Date of the applicable Equipment Schedule, and the term of such Equipment Schedule shall automatically be extended one month for each thirty-day period or portion thereof Lessee fails to give such notice.

Upon 60 days prior written notice to Lessor, Lessee may, at its option ("Renewal Option"), renew the Equipment Schedule in respect of all, but not less than all, of the Equipment covered under the Equipment Schedule upon the same terms and conditions as provided for in the Lease Agreement and the Equipment Schedule (other than Term and Rent), upon the following terms and conditions: (a) The Basic Rent due in respect of the Equipment shall be the fair market monthly rent for continued use by Lessee as determined by agreement between Lessor and Lessee (or, in the absence of such an agreement, by an independent appraisal at Lessee's expense by an appraiser mutually acceptable to Lessee and Lessor) and
(b) the Casualty Value during the term of such renewed Equipment Schedule shall be 100% of the fair market value of the Equipment at the Expiration Date of the applicable Equipment Schedule as determined by agreement between Lessor and Lessee (or, in the absence of such an agreement, by an independent appraisal at Lessee's expense by an appraiser mutually acceptable to Lessee and Lessor), and
(c) the term shall be agreed by the parties and in no case less than twelve months.

The terms of each Equipment Schedule hereto are subject to all conditions and provisions of this Lease as it may at any time be amended in accordance with the terms hereof.

3. NON-CANCELABLE LEASE. This Lease cannot be canceled or terminated during the Term except as expressly provided herein.

4. NET LEASE. This Lease is a net lease and Lessee agrees that its obligations to pay all rent and other sums payable hereunder and the rights of Lessor and Assignee (defined in Section 18) in and to such rent, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any Assignee, the manufacturer or seller of the Equipment. Lessee shall maintain in effect all licensing and registration of the Equipment as may, from time to time, be required by federal, state or local law or regulation and shall operate, maintain and use the Equipment in accordance with all applicable federal, state or local laws or regulations, including without limitation all applicable rules and regulations of the Federal Communications Commission. The provisions of this Section shall survive the expiration or earlier


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                                                                   Exhibit 10.8a

termination of each Equipment Schedule.

5. RENT: The Lessee shall pay to the Lessor or its Assignee the following amounts ("Basic Rent"), for each item of Equipment:

(a) On the Commencement Date (but only if the Commencement Date occurs on the first day of a calendar month) and on each successive Basic Rent Date thereafter, an amount equal to the Monthly Lease Factor multiplied by Lessor's Cost of the Item of Equipment. In addition, on the Commencement Date, unless the Commencement Date occurs on the first day of a calendar month, Lessee shall pay to Lessor an amount equal to the product of (a) the Daily Lease Factor multiplied by (b) the number of days from (and including) the Commencement Date to (and excluding) the First Basic Rent Date multiplied by (c) Lessor's Cost of the Item of Equipment; and

(b) In the event of a Casualty Occurrence (as defined in Section 13 of this Lease), on the date provided herein, any amount payable hereunder as Casualty Value and any other amounts payable pursuant to the Equipment Schedule; and

(c) within 10 days of demand therefor by Lessor, any other amount payable hereunder by Lessee, to the Lessor or others; and

(d) on demand, to the extent permitted by applicable law, interest at the Overdue Rate (as provided in the appropriate Equipment Schedule) on any payment of Basic Rent or other monies which have not been received by the Lessor or its assignee in available funds on the applicable due date. Such interest shall accrue on any unpaid amount at the Overdue Rate from the applicable due date until paid, and shall be paid by Lessee within 10 days of receipt of written notice that such payment is past due.

6. LESSOR COMMITMENT. So long as Lessee complies with all of its obligations hereunder and Lessor has not given notice (or been deemed to have given notice) of an Event of Default pursuant to Section 19, Lessor agrees to lease to Lessee the Items of Equipment described on each Equipment Schedule and agrees that neither Lessor or anyone acting at Lessor's direction, nor Assignee or anyone acting at Assignee's direction) shall disturb Lessee's quiet and peaceful possession and use of such Equipment for its intended purpose, provided, however, Lessor shall have no obligation hereunder until the execution and delivery of each such Equipment Schedule and Equipment Acceptance by Lessor and Lessee.

7. NO WARRANTIES BY LESSOR. (a) Lessee acknowledges and agrees that it has made the selection of the Equipment based upon its own judgment, that the Equipment is of a size, design, capacity, condition, quality, durability and manufacture selected by Lessee, and that the Equipment is suitable for Lessee's purposes. Lessee expressly disclaims any reliance upon any statements or representations made by Lessor EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES TO LESSEE OR ANY OTHER PERSON OF ANY KIND, EXPRESS OR IMPLIED, AS TO ANY MATTER


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                                                                   Exhibit 10.8a

WHATSOEVER, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE SIZE, DESIGN CAPACITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, MANUFACTURE OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO INFRINGEMENT (INCLUDING WITHOUT LIMITATION INFRINGEMENT OF PATENTS OR TRADEMARKS) OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL, ARISING OUT OF OR IN CONNECTION WITH (I) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (II) THE USE OR PERFORMANCE OF THE EQUIPMENT OR (III) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. SUBJECT TO THE LIMITATIONS SET FORTH IN
SECTION 15, LESSEE WILL DEFEND, INDEMNIFY AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL DEMANDS, CLAIMS, COSTS, LOSSES, DAMAGES AND LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, MANUFACTURE, POSSESSION, OPERATION OR USE OF THE EQUIPMENT. Lessee agrees to look solely to the manufacturer or vendor of the Equipment for all warranties made by manufacturer or vendor. Any such warranties are hereby assigned to Lessee for the term of this Lease. Lessor appoints Lessee as its agent and confers on Lessee the authority to settle any and all warranty claims with respect to the Equipment arising during the Term, on Lessor's behalf. Lessee agrees to inform Lessor, or its Assignee, as to the extent and kind of all claims made against vendors or manufacturers under the warranties issued on the Equipment. Lessee further agrees that any Equipment, which is exchanged for Equipment under the Lease, shall become the property of the Lessor, or its Assignee, for the purpose of this Lease. No warranty settlement in excess of $10,000.00 may be made for cash without the approval of the Lessor or its Assignee.

(b) Lessee understands and agrees that neither the vendor, the manufacturer nor any representative or other agent of the vendor or manufacturer is an agent of Lessor. Neither the vendor nor the manufacturer, nor any representative or agent of either is authorized to waive or alter any term or condition of this Lease, and no representations as to the Equipment or any other matter by the vendor or the manufacturer shall in any way affect Lessee's duty to pay the Basic Rent and perform its other obligations as set forth in this Lease.

(c) Lessee hereby authorizes Lessor to insert in this Lease and each Equipment Schedule hereto the serial numbers, and other identification data, of the Equipment when determined by Lessor.

8. REPRESENTATIONS AND WARRANTIES. (a) Lessee represents and warrants that:

      (i) it is a corporation, is duly organized, validly existing and in good standing under laws of the state of its incorporation, and is duly aqualified to do business in each state where the Equipment will be located;

      (ii) it has full power and authority to execute and deliver this Lease and perform its obligations hereunder and this Lease has been duly authorized and constitutes the legal, valid and


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                                                                   Exhibit 10.8a

binding obligations of Lessee enforceable in accordance with its terms;

      (iii) this Lease will not contravene any law, regulation or judgment affecting Lessee or result in any breach of any agreement or other instrument binding on Lessee;

      (iv) no consent of Lessee's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the provisions hereof;

      (v) there is no action or proceeding pending or threatened against Lessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Lessee;

      (vi) no deed of trust, mortgage or third party interest (other than Permitted Liens) has attached to the Equipment; and

      (vii) the Equipment will remain at all times, under applicable law, removable personal property notwithstanding the manner in which the Equipment may be attached to any real property, free and clear of any lien or encumbrance in favor of Lessee or any other person other than (A) any lien or encumbrance, to the extent created by or through Lessor or any Assignee (a "Lessor Lien") and
(B) any lien or encumbrance that is (i) created or expressly permitted by the Lease or any another agreement or instrument executed or approved in writing by Lessor and Lessee; (ii) unindemnified Taxes or Taxes (as defined below) either not yet due and payable or being contested in good faith in accordance with
Section 16; (iii) construction materialmen's, mechanics', workers', repairmen's, employees' or other like levy, lien or encumbrance arising in the ordinary course of business for amounts either not overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings provided that there is no risk of imminent foreclosure or seizure; or (iv) arising out of judgments or awards against Lessee which at the time are being contested in good faith by appropriate proceedings provided that there is no risk of imminent foreclosure or seizure (collectively, "Permitted Liens").

(b) Lessor represents and warrants that:

      (i) it is a limited liability company, is duly organized, validly existing and in good standing under laws of the state of its organization, and is duly qualified and in good standing in all jurisdictions where necessary to enter into this Lease;

      (ii) it has full power and authority to execute and deliver this Lease and perform its obligations hereunder and this Lease has been duly authorized and constitutes the legal, valid and binding obligations of Lessor enforceable in accordance with its terms;

      (iii) this Lease will not contravene any law, regulation or judgment affecting Lessor or result in any breach of any agreement or other instrument binding on Lessor;


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                                                                   Exhibit 10.8a

      (iv) no consent of Lessor's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the provisions hereof; and

      (v) there is no action or proceeding pending or threatened against Lessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Lessor.

9. EQUIPMENT ORDERING. Lessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment. Lessee shall arrange for delivery of Equipment, unless otherwise specified in the Equipment Schedule, so that it can be accepted in accordance with Section 10 hereof. Lessee hereby agrees to indemnify and hold Lessor harmless from any claims, liabilities, costs and expenses, including reasonable attorney fees, incurred by Lessor arising out of any purchase orders or assignments executed by Lessor with respect to any Equipment or services relating thereto.

10. LESSEE ACCEPTANCE. Lessee shall return to Lessor the signed and dated Acceptance Certificate attached hereto as Exhibit "B":

(a) acknowledging the Equipment has been received, installed and is ready for use and

(b) accepting it as satisfactory in all respects for the purposes of the Lease.

11. OWNERSHIP, LOCATION AND INSPECTION OF EQUIPMENT.

(a) Nothing contained in this Lease or in any Equipment Schedule shall give or convey to Lessee any right, title or interest in or to the Equipment, except the right to retain, possess and use the Equipment as a lessee for the Term (and the right to exercise any purchase option contained in any Equipment Schedule). Upon the request of Lessor made at any time during the Term of any Equipment Schedule, Lessee shall affix and maintain on the Equipment leased pursuant to such Equipment Schedule, tags, decals, plates or labels (supplied by Lessor) indicating the interest of Lessor in the Equipment.

(b) Lessee shall at all times keep the Equipment free and clear from any liens or encumbrances of Lessee's creditors or other persons (other than Permitted Liens). At Lessor's request, Lessee shall provide Lessor from each owner or mortgagee of any premises in which any Item of Equipment is located a written waiver of any rights of such owner or mortgagee in and to the Equipment or any part or item thereof, in form and substance reasonably acceptable to Lessor. Lessee agrees that the Equipment shall always remain and be deemed personal and moveable property; Lessee shall not enter into any agreement or take any action inconsistent with the foregoing. Under no circumstances shall Lessee remove or permit removal of any Equipment from the Installation Site shown on the Equipment Schedule therefor unless (a) Lessee shall give Lessor at least 20 days prior written notice


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                                                                   Exhibit 10.8a

thereof, and (b) Lessee, at Lessee's cost, shall have provided Lessor with appropriate Uniform Commercial Code financing statements and other documents requested by Lessor to maintain perfection of its interest in the Equipment and the applicable Equipment Schedule. Under no circumstances shall any Equipment be removed to a location which is not within the continental United States or in which the Uniform Commercial Code is not in effect.

(c) Lessor at a time mutually agreed upon by the parties, and at its own risk, shall have the right to inspect the Equipment which is the subject of this Lease for the purpose of ensuring compliance by Lessee with its obligations under this Lease. Such inspection right shall be subject to Lessee's standard security procedures and shall occur during normal business hours.

12. EQUIPMENT MAINTENANCE. Lessee shall enter into, and will maintain in effect, where applicable and if available, manufacturer's standard maintenance contract or any other service agreement reasonably satisfactory to Lessor. Lessee may comply with the requirements of this section through a program of self-maintenance. Any maintenance arrangement entered into by Lessee pursuant to this Section 12 shall provide for the maintenance of the Equipment in good condition and working order and repairs and replacement of parts thereof.

13. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss or damage to the Equipment or caused by the Equipment, from the Commencement Date until the Lessor takes possession of the Equipment after the Expiration Date or earlier termination of this Lease.

In the event any Item of Equipment is damaged to a material extent while Lessee bears the risk of loss, Lessee shall promptly notify Lessor and shall determine within 10 days of the date of such notice whether such Item of Equipment can be repaired. If the Item of Equipment can be repaired, Lessee shall at its expense repair such Item to its condition immediately prior to the damage.

In the event any Item of Equipment shall be lost, stolen, destroyed, damaged beyond repair, or rendered permanently unfit or unavailable for use for any reason whatsoever (any such occurrence being referred to as a "Casualty Occurrence"), Lessee shall promptly notify Lessor. Lessee shall then terminate this Lease in respect to the Item of Equipment by paying to Lessor on any Basic Rent Date occurring not more than 90 days after such Casualty Occurrence an amount equal to the Casualty Value (as determined in the Equipment Schedule) applicable to such Item of Equipment on the Basic Rent Date immediately preceding the Basic Rent Date upon which such payment is made. After the payment of such Casualty Value and all Rent which becomes due and payable on or before the Basic Rent Date immediately preceding the date on which Casualty Value is paid with respect to such Casualty Occurrence, the Lessee's obligation to pay further Basic Rent for such item of Equipment shall cease, but the Lessee's obligation to pay all other sums, if any, for such Item of Equipment shall remain unchanged.

Following payment of the Casualty Value and Basic Rent for an Item of Equipment in accordance with the provisions of the preceding paragraph, Lessee may dispose of such item of Equipment as soon as it is able to do so for the best price obtainable. Any such disposition shall be on an "as is,


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                                                                   Exhibit 10.8a

where is" basis without representation or warranty, express or implied save those warranties which Lessee wishes to give. For each Item of Equipment so disposed, Lessee may, after paying Lessor the amounts specified in the preceding paragraph and other amounts required to be paid by Lessee pursuant to this Lease with respect to such Item of Equipment, retain all of such sale proceeds.

The proceeds of insurance (if any) covering an Item of Equipment to which a Casualty Occurrence has occurred shall be paid to and retained by Lessor to the extent that Lessor has not previously received all Casualty Value and other payments required to be made by Lessee pursuant to this Lease.

14. INSURANCE.

 (a) Lessee will insure for the following risks with insurers of recognized responsibility: (i) All risk of loss and physical damage (including earthquake insurance) to the Equipment in amounts not less than the greater of the fair market replacement value or the aggregate Casualty Value of all Equipment from time to time and shall be subject to a deductible up to $250,000 per occurrence (up to $2,000,000 deductible for earthquake insurance); (ii) comprehensive public liability and property damage insurance with respect to the condition, possession, maintenance, operation and use of the Equipment, in an amount not less than $2,000,000 for each occurrence and shall be subject to a deductible up to $250,000 per occurrence, provided that Lessee maintains the same insurance deductible levels for all of its other equipment located in the same state the Equipment is located.

(b) Lessee shall deliver to Lessor and any Assignee(s) a valid certificate of insurance for each such insurance policy upon the execution thereof and a certificate of insurance for each renewal policy not less than 30 days prior to the expiration of the original policy or any renewal policy. Such insurance shall (i) include as additional parties insured and loss payees Lessor and any Assignee(s) of whom Lessee has notice, (ii) provide that such insurance shall not be materially changed or cancelled without at least 30 days notice to Lessor and such Assignees, and (iii) provide that such policy shall not be invalidated by any negligence of, or breach of warranty by, Lessee. Upon the request of Lessor, Lessee shall provide any additional data related to the insurance as Lessor reasonably requests. Failure to have in force a policy of insurance as required in section 14(a) shall be deemed an immediate Event of Default without notice to Lessee.

15. INDEMNITY. Except as otherwise provided in this Section 15, Lessee will protect, indemnify, save and hold harmless Lessor from and against all liabilities, claims, damages, penalties, causes of action, costs, and expenses, imposed upon or incurred by or asserted against Lessor or any Assignee of Lessor by Lessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) or any act or event relating to or caused by the Equipment, including but not limited to, consequential or special damages of any kind, or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. In the event that any action, suit or proceeding is brought against Lessor by reason of such occurrence, Lessee, upon request of Lessor, will at Lessee's expense resist and defend such action, suit or proceeding or cause the same to be defended by counsel designated and approved by Lessor, and Lessor shall reasonably cooperate with


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                                                                   Exhibit 10.8a

Lessee in connection therewith.

Except as otherwise provided in this Section 15, Lessee shall indemnify Lessor and any Assignee against, and hold Lessor and Assignee harmless from, any and all claims, actions, damages, including reasonable attorneys' fees, obligations, liabilities and liens (including any of the foregoing arising or imposed without the fault or negligence of Lessee, or in connection with latent or other defects, or any claim for patent, trademark or copyright infringement or under the doctrine of "strict liability", imposed or incurred by or asserted against Lessor or Assignee or their respective successors or assigns, arising out of the manufacture, purchase, lease, possession, operation, condition, use or return of the Equipment, or by operation of law. Lessee shall give Lessor and Assignee prompt written notice of any matter hereby indemnified against and agrees that upon written notice by Lessor or Assignee (as the case may be) of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof.

This Section 15 shall not apply to liabilities, claims, damages, penalties, causes of action, costs, or expenses (a) resulting from Lessor's or any Assignee's bad faith, gross negligence or willful misconduct, (b) in respect of a Tax (without prejudice to Section 16 hereof), (c) resulting from any Lessor Lien or any breach of any Lessor's or any Assignee's representation, warranty or covenant under the Lease, or any sale or other transfer by Lessor or any Assignee of any portion of its interest in any Lease, except pursuant to Section 19 upon an Event of Default, (d) attributable to any period after the Equipment is returned in accordance with the Lease, (e) arising under ERISA as a result of Lessor's or any Assignee's activities, or (f) constituting an ordinary operating expense or overhead charge except for incremental costs associated with this transaction. This Section 15 shall survive termination of this Lease and any Equipment Schedule.

16. TAX INDEMNITY.

(a) Lessee agrees to pay or reimburse Lessor for, and to indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholding of any nature whatsoever, together with any penalties, fines, additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Taxes") arising at any time during the term of this Lease, or upon expiration or early termination of this Lease and levied or imposed upon Lessor directly or otherwise by any federal, state or local government in the United States upon or with respect to (1) the Equipment, (2) the registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (3) the rentals, receipts, or earnings arising from the Equipment, or any disposition of the rights to such rentals, receipts, or earnings, (4) any payment pursuant to this Lease, (5) this Lease or the transaction or any part thereof excluding, however, (i) Taxes based upon or measured by Lessor's gross or net income (other than Taxes in the nature of sales or use taxes) imposed or levied by the United States or any state thereof,
(ii) U.S. federal withholding Taxes unless Lessee is a United States Person as defined in section 7701 of the Code; (iii) state or local Taxes on Lessor's receipts, capital or franchise, (other than Taxes in the


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                                                                   Exhibit 10.8a

nature of sales or use taxes); (iv) income or franchise Taxes imposed by any jurisdiction in which Lessor is organized or doing business; (v) any Taxes imposed as a result of the gross negligence or willful misconduct of Lessor;
(vi) any Taxes imposed as a result of a breach by Lessor of its obligations under this Lease; (vii) any Taxes imposed as a result of a transfer of any Item of the Equipment or any interest under the Lease by Lessor other than a sale or other transfer (A) to Lessee, or (B) upon an Event of Default or Casualty Occurrence; (viii) any Taxes imposed as a result of activities of Lessor unrelated to the Lease; (ix) Taxes relating to any period after return of the Equipment as required hereunder unless relating to a lien period during the term of the Lease; (x) any Tax so long as it is being contested in accordance with the terms of the Lease; and (xi) any Taxes that would not have been payable if Lessor had issued an appropriate exemption or resale certificate.

(b) Lessee shall pay all personal property taxes indemnified under clause (a) directly to the appropriate taxing authority in a proper timely manner if required by applicable law and provide that its appropriate employees or agents shall have knowledge of such obligation and fulfill such obligation. Lessee shall provide to Lessor a properly completed Certificate Concerning Payment of Personal Property Taxes as set forth in Exhibit C. If Lessee pays such Taxes for Lessor's benefit then Lessee shall provide copies of all returns paid to Lessor upon request. Under no circumstances shall Lessee remove or permit removal of any Equipment from the Installation Site shown on the Equipment Schedule therefor unless Lessee complies with the notice and financing statement requirement set forth in Section 11.

(c) If any Items of Equipment are treated as sold by Lessee to Lessor and leased back to Lessee, Lessee and Lessor shall cooperate to minimize any sales, use or similar Taxes and interest and penalties thereon on any transfers of any Items of Equipment. If Lessee acquires any Item of Equipment in a transaction described in Cal Rev. & Tax Code Section 6010.65, Lessee shall provide to Lessor notification that the Item of Equipment was placed into first functional use within ninety (90) days of the Equipment Schedule Commencement Date and a statement indicating that Lessee paid the applicable sales, use or similar Taxes with respect to the Lessee's original purchase of the property in the form set forth in Exhibit D.

(d) Lessee represents, warrants and covenants that (i) each Item of Equipment will not be used predominantly outside of the United States within the meaning of Section 168(1)(A) of the Code, (ii) each Item of Equipment will not become "tax-exempt use property" within the meaning of Section 168(g)(1)(B) of the Code, (iii) each Item of Equipment will not become "limited use property" within the meaning of Rev. Proc. 2001-28 and 2001-29, (iv) the Lessee will not make substantial non-severable improvements to any Item of Equipment unless required to by law, (v) each Item of Equipment will be available for use by Lessee at all times during the term of the Lease, and (vi) Lessee will not use any of the Equipment in a manner that alters its MACRS class life.

(e) In entering into this Lease and the transactions contemplated hereby, the Owner (hereinafter defined) assumed the following tax benefits in calculating amounts of Basic Rent, Casualty Value and the Owner's after-tax return: (i) with respect to each Item of Equipment, the Owner will be entitled to the benefit of depreciation deductions for United States federal income tax purposes under

                                                                   Exhibit 10.8a

the modified accelerated cost recovery system method of depreciation ("MACRS") based on the applicable MACRS class life (and with respect to each Item of Equipment listed on Acceptance Certificate, the additional allowance provided by
Section 168(k) of the Code), and that the Owner will claim such deductions utilizing the MACRS life of each Item of Equipment upon one hundred percent (100%) of Lessor's Cost of each Item of Equipment using the half-year convention (and in accordance with Section 168(k) of the Code with respect to each Item of Equipment listed on Acceptance Certificate) ("Depreciation Deductions"); (ii) for each year of the Term, the Owner's federal income Tax rate will be the highest marginal rate for corporations provided for under the Code; and (iii) the Owner will not be required to include in income any amounts with respect to the Lease other than Basic Rent and amounts constituting gain upon payment of Casualty Value and any amounts designated as interest or required to be paid on after-tax basis pursuant to the term of this Lease. If as a result of (1) any breach of any representation, warranty or covenant in the Lease by Lessee, (2) any act or failure to act by Lessee (except as required under the Lease), (3) any loss, damage, casualty, or taking, or (4) the failure of any Item of Equipment listed on Acceptance Certificate to constitute "qualified property" for purposes of Section 168(k) of the Code, the Owner does not have the right to claim, or loses the right to claim, or if there is disallowed or recaptured with respect to the Owner, all or any portion of the Depreciation Deductions or if the Owner is required to include any amount in income other than as set forth in clause (iii) above with respect to an Item of Equipment (such loss of deductions or inclusion in income, a "Tax Loss"), then Lessee must, subject to contest rights, within 30 days of demand, make a lump sum payment to preserve the Owner's after-tax yield. Lessee shall not be liable for a Tax Loss arising as a result of (A) an event obliging Lessee to pay Casualty Value provided Casualty Value is paid, (B) a change in the Code or the regulations thereunder, (C) the Lease not qualifying as a "true lease" unless as a result of an event in clauses
(1) through (4) above, or (C) a voluntary transfer by the Owner except upon an Event of Default. For purposes of this Article, the term "Owner" shall mean Lessor and any owner of the Equipment (whether such owner holds title to the Equipment directly or through an agent or trustee) and such term shall be deemed to include any individual who is a partner of or an affiliated corporation of any such Owner and any Assignee of any thereof.

(f) Provided that no Event of Default has occurred and is continuing, Lessee shall be provided with a reasonable opportunity to contest any claim or adjustment that may result in a Tax Loss or a claim for indemnified Taxes so long as (i) Lessee shall provide notice of such contest to Lessor (after itself having received notice of such Tax) and pay all costs and expenses associated with such contest, (ii) the continuation of such contest shall not in Lessor's reasonable judgment involve any risk of the sale, forfeiture or loss of the Item of Equipment or interest therein; provided, however, if such risk exists, Lessee shall have posted a bond, or provided other comparable security for the full amount of such Taxes, with the amount and form of such bond or comparable security satisfactory to Lessor, (iii) Lessee shall provide an opinion of counsel satisfactory to Lessor that there is a reasonable basis for the prosecution of such contest, and (iv) there is no risk of imposition of any criminal liability on Lessor. Lessor shall, at Lessee's expense, reasonably cooperate with any such contest. If, in connection with any such contest, a payment of the contested Tax must be made, Lessee shall be responsible for such Tax payment.

                                                                   Exhibit 10.8a

17. RETURN PROVISIONS. Upon the expiration of any Equipment Schedule, Lessee, at Lessee's cost and expense, shall promptly effect an audited deinstallation of the Equipment under the supervision of the manufacturer or the manufacturer's authorized representative, or such other person as is reasonably acceptable to Lessor (in either case the "Supervising Party").

Lessee shall return to Lessor the Equipment leased pursuant to such Equipment Schedule (the "Returned Equipment"), free of all advertising or insignia placed thereon by Lessee (other than advertising or insignia placed upon the Equipment by Lessee at the request of Lessor) and free and clear of all liens or encumbrances of Lessee's creditors or other persons having claims against or otherwise claiming through Lessee (in each case other than Lessor's Liens) and in such condition, repair and working order as when accepted by Lessee, ordinary wear and tear excepted. The Returned Equipment shall, at Lessee's expense, be returned to Lessor, properly packed and crated, at such location within the continental United States as Lessor shall designate to Lessee, accompanied by
(a) if applicable to such Returned Equipment a current standard maintenance agreement at Manufacturer's then - current engineering change levels and (b) all inspection, maintenance, modification and all overhaul records and maintenance agreements applicable thereto.

In the event as a result of Lessee's failure to comply with the provisions of the above two paragraphs hereof Lessee shall not have effected return of the Equipment in all material respects as provided therein, in addition to all other rights and remedies available to Lessor hereunder, Lessor shall have the right to extend the term of the applicable Equipment Schedule (but respect to the affected Equipment only) through the last day of the month on which, at the sole discretion of Lessee, (i) Lessee has cured such noncompliance with respect to the applicable Equipment, or (ii) Lessee has paid Lessor an amount equal to the loss in fair market value of such Equipment due to such noncompliance; provided, however, the exercise by Lessor of such right shall not be deemed a waiver by Lessor of any other right or remedy available to Lessor hereunder.

18. ASSIGNMENT. Lessor shall have the right upon prior written notice to Lessee, which notice Lessee shall acknowledge at Lessor's request, but subject to Lessee's right of quiet enjoyment and use of the Equipment, (a) to assign Lessor's rights and interests in any Equipment Schedule to one or more persons who may subsequently assign such interests and rights to another person, each of such persons being referred to as an "Assignee", and to grant, or cause, or permit an Assignee to grant, a first security interest in the Equipment covered by such Equipment Schedule, and (b) to sell (subject to this Lease and Lessor's obligations hereunder) one or more items of Equipment to one or more persons who may subsequently sell such Items to another, each of such persons and transferees being included in the term Assignee; provided, however, that Lessor shall not, without the prior written consent of Lessee, assign, convey, or transfer any of Lessor's right or interest in any Equipment Schedule to a person who is, or who Lessee advises Lessor is, a competitor of Lessee, or to a person that is, or who Lessee advises Lessor is, actively opposed to the business or businesses in which Lessee or any affiliate of Lessee is engaged; notwithstanding the foregoing, Lessor or any Assignee may without notice to or approval of Lessee, assign its rights and interests in any Equipment Schedule to any subsidiary or affiliate or in conjunction with any portfolio sale, securitization financing or similar financing structure or conduit.

                                                                   Exhibit 10.8a

In the event of any such sale or assignment or grant of a security interest (together, "Transfer"), to the extent agreed upon by Lessor and such Assignee, each Assignee shall succeed to all rights of Lessor under the Equipment so assigned to the extent specified herein, but no Assignee shall be obligated to perform any obligation of Lessor under the Equipment Schedule so sold or Transferred (except to lease to Lessee the Items of Equipment described on each Equipment Schedule and to not disturb Lessee's quiet and peaceful possession and use of such Equipment for its intended purpose except in the event of a default as provided herein, including in Sections 6 and 19 hereof), and Lessee shall recognize each such Transfer and shall not assert against any such Assignee any claim, defense, counterclaim or offset whatsoever, whether by reason of Lessor's breach of such Equipment Schedule or otherwise, which Lessee may or might now or hereafter have against Lessor; provided, however, Lessee reserves the right to have recourse directly against Lessor on account of any such claim, defense, counterclaim or offset, but Lessee shall not be released from its obligations to pay to such Assignee the Basic Rent and any additional sums that may be required by the provisions of this Lease or such Equipment Schedule.

As a condition to any Transfer, (a) any person to whom such Transfer is made shall expressly covenant with Lessor that so long as Lessor has not given notice (or been deemed to have given notice) of an Event of Default pursuant to Section 19 in respect of the Equipment Schedule subject to such Transfer, neither such person nor anyone acting at such persons direction, shall disturb Lessee's quiet and peaceful possession and use of such Equipment for its intended purpose, and
(b) no such Transfer shall require Lessee to pay Basic Rent or any other amount to more than one person with respect to any Equipment Schedule. Upon reasonable notice, Lessee shall from time to time provide each person designated by Lessor as a prospective Assignee with such information in respect of an Equipment Schedule as such person so designated shall reasonably request, including but not limited to the number (and amount) of Basic Rent payments made and remaining to be made under such Equipment Schedule, the location of the Equipment and whether such Equipment Schedule remains in full force and effect.

Lessee acknowledges that Lessor intends to enter into each Equipment Schedule in anticipation of being able to effect a Transfer of its interest thereunder and that the Assignee will be acting in reliance upon and be entitled to the benefits of this Section. Accordingly, Lessee agrees that, after notice of such Transfer, Lessee will not permit such Equipment Schedule or this Lease (to the extent it applies to such Equipment Schedule) to be amended or waived without the prior written consent of the Assignee and promptly shall pay to Assignee, when due, the Basic Rent and any other payments that thereafter will become due to Lessor under such Equipment Schedule.

Lessee may not voluntarily or involuntarily transfer (including without limitation a transfer by assignment, sale or sublease) any Item of Equipment or any Equipment Schedule or any interest of Lessee in any such Item of Equipment or Equipment Schedule without the prior written consent of Lessor and Assignee, except that Lessee may, with the prior written consent of Lessor and Assignee, sublease any item of Equipment or assign any Equipment Schedule to a corporation or other entity all of the stock or equity interest of which is owned by Lessee and during the term of such Equipment

                                                                   Exhibit 10.8a

Schedule continues to be owned by Lessee. No sublease or assignment shall in any way relieve Lessee of its obligations hereunder.

19. DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

(a) Lessee fails to pay all or any portion of any installment of Basic Rent within 5 days of the date such sum becomes due and payable, or fails to make any other payment when due, taking into account any applicable notice or grace period; or

(b) Any representation or warranty made in this Lease, or in any report, certificate, financial statement, or other statement furnished to Lessor or any Assignee pursuant to the provisions of this Lease proves to have been false in any material respect as of the date on which the same was made; or

(c) Lessee fails or refuses to duly observe or perform any other covenant, condition, or agreement made by it in this Lease and, except as specifically set forth in Section 14, such failure or refusal continues without remedy for a period of 15 days after written notice thereof to the Lessee (provided, however, that any such non-observance or non-performance which, in the exercise of due diligence, cannot be cured within such 15 day period shall not be deemed an Event of Default so long as Lessee shall within such period commence and thereafter continue diligently to cure such non-observance or non-performance) provided, however, Lessee's due diligence to the contrary, any non-observance or non-performance by Lessee of any covenant, condition or agreement in this Lease which remains uncured for seventy-five (75) days after the initial notice thereof to Lessee shall be deemed to be an Event of Default, or

(d) An attachment or other lien against the Equipment resulting from any Lessee action or failure to act (other than a Permitted Lien or Lessor Lien) is issued or entered and remains undischarged or unbonded for 15 days after notice thereof from Lessor to Lessee, unless the Equipment is at risk of imminent foreclosure or seizure which shall instead constitute an immediate Event of Default; or

(e) Lessee or any guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, administration, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or Lessee or any guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or Lessee or any guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian administrator, or trustee for all or a substantial part of its property; or Lessee or any guarantor shall make an assignment for the benefit of creditors; or Lessee or any guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or Lessee or any guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due; or

(f) There shall have been filed against Lessee or any guarantor an involuntary petition in

                                                                   Exhibit 10.8a

bankruptcy or seeking liquidation, administration, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or Lessee or any guarantor shall suffer or permit the appointment of a receiver, custodian, administrator, or trustee for all or a substantial part of its property; or Lessee or any guarantor shall suffer or permit the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within sixty (60) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding;

(g) The occurrence of any default in the payment or performance, and the subsequent acceleration, of any debt or other obligations (including, but not limited to, lease obligations or any corporate guaranty) owed by Lessee or any guarantor to any other persons or entities unaffiliated with Lessor with an outstanding principal balance in excess of $5,000,000 in the aggregate, whether now or hereafter existing; or

(h) There shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Lessee or any guarantor (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Lessee or any guarantor pursuant to which there is a change of control or cessation of Lessee or any guarantor or their businesses.

If an Event of Default occurs and is continuing under this Lease, Lessor may give Lessee written notice of the Event of Default (except after the occurrence of an Event of Default under Section 19(e) or 19(f) hereof, in which event such notice shall be deemed to have been given without any act by Lessor) and, upon giving of such notice or at any time thereafter, at the request of Lessor, Lessee shall comply with the provisions of this section and agrees with the following remedies. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is located and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Casualty Value of the Equipment (calculated in accordance with the Equipment Schedule as of the Rent Payment Date next preceding the declaration of default), and (ii) all Rent and other sums then due (except on such Rent Payment Date) hereunder. Lessor may, but shall not be required to, sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for Rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then, (3) to reimburse to Lessee any sums previously

                                                                   Exhibit 10.8a

paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in clauses (1) and (2) forthwith.

In addition to the foregoing rights, Lessor may, by written notice to Lessee, cancel the lease as to any or all of the Equipment.

The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by applicable law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Agreement and any ancillary documents. Waiver of any default shall not be a waiver of any other or subsequent default.

20. LATE PAYMENTS. A late payment charge at the Overdue Rate shall be paid by Lessee to Lessor on all funds owed Lessor by Lessee that are not paid when due, subject to any notice requirements or grace periods hereunder. If such funds have not been received by Lessor at Lessor's place of business or by Lessor's Assignee by the date such funds are due under this Lease, Lessor shall bill Lessee for such charges which will be due in accordance with Section 5(d); failure of Lessor to bill Lessee shall not relieve Lessee of its obligation to pay such amounts.

21. OWNERSHIP, PERSONAL PROPERTY. The Equipment shall be and remain personal property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease, notwithstanding the manner in which it may be attached or affixed to real property, and upon termination or expiration of the Lease Term, Lessee shall have the duty and Lessor shall have the right to remove the Equipment from the premises where the same be located whether or not affixed or attached to the real property or any building, at the cost and expense of Lessee.

In order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both existing and hereafter arising) under the Equipment Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the Equipment now and hereafter leased pursuant to the Equipment Schedule and all replacements, substitutions, improvements, additions, accessions, and proceeds (cash and non-cash; but without power of sale), including the proceeds of all property insurance policies, thereof; and Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a default, Lessor shall have all of the rights and remedies of a first priority secured party under the Uniform Commercial Code in effect in any applicable jurisdiction. Lessee hereby authorizes Lessor to file Uniform Commercial Code financing statements and amendments thereto describing the Equipment described in the Equipment Schedule and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

                                                                   Exhibit 10.8a

22. ALTERATIONS; ATTACHMENTS. Lessee may, at its own expense and upon prior notice to Lessor, make or permit others to make Equipment alterations, modifications, or additions, provided such alterations, modifications, or additions are readily removable without causing material damage to or reducing the value of the Equipment, do not interfere with the maintenance thereof, do not create a safety hazard, and are not subject to any security interest, rent, or other right or claim held or retained by a third party unless such third party acknowledges that Lessor's interest in the Equipment is in all ways superior to that of the third party. Such alterations, modifications, and additions may be removed by Lessee at the expiration or earlier termination of the Term (including any extensions), and shall be removed at such time if so requested by Lessor. The cost of such removal and the restoration of the Equipment to the same condition as when new (ordinary wear and tear excepted) shall be borne by Lessee. Any such alterations, modifications, and additions which are not removed by Lessee shall become the property of Lessor.

23. JURY TRIAL: LESSEE AND LESSOR EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

24. MISCELLANEOUS: (a) Lessee shall provide Lessor with such corporate resolutions, financial statements, opinions of counsel and other documents as Lessor shall request from time to time.

(b) Lessee represents that the Equipment is being leased hereunder for business purposes.

(c) Time is of the essence with respect to this Lease.

(d) Provided neither Lessee nor any guarantor is required to file regular periodic reports, forms and other filings with the Securities and Exchange Commission, including (without limitation) Forms 8K, 10K and 10Q, Lessee or its guarantor shall promptly within 60 days of the end of each fiscal quarter (other than the fourth fiscal quarter) deliver to Lessor copies of guarantors quarterly unaudited financial statements and within 120 days after the end of each fiscal year deliver to Lessor

                                                                   Exhibit 10.8a

copies of guarantors annual audited financial statements, including the opinion of the auditor. Upon reasonable request by Lessor, Lessee shall promptly within 60 days of the end of each fiscal quarter deliver to Lessor copies of its unaudited quarterly financial statements.

25. NOTICES. All notices hereunder shall be in writing, by such overnight courier service as either party may choose, and shall be directed, as the case may be, to Lessor at 1 Hollis St., Wellesley, MA 02482 and to Lessee at 680 North Lake Shore Drive, Chicago, IL 60611, Attn: Howard Shapiro, or to such other address as Lessor or any Assignee may specify by like notice and shall be effective on the earlier of three days after mailing or upon receipt.

26. ENTIRE AGREEMENT. Lessee acknowledges that Lessee has read this Lease, understands it and agrees to be bound by its terms, and further agrees that this Lease and each Equipment Schedule and Equipment Acceptance constitute the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersede all previous agreements, promises, or Lessor representations. The terms and conditions hereof shall prevail notwithstanding any variance with the terms of any purchase order submitted by Lessee with respect to any Equipment covered hereby.

27. ARTICLE 2A. This Lease constitutes a "finance lease" within the meaning of
Article 2A of the Uniform Commercial Code, whether or not each requirement of the definition thereof has been strictly or technically met.

28. AMENDMENT. This Lease may not be changed, altered, or modified except by an instruments in writing signed by an officer of Lessor and a duly authorized representative of Lessee.

29. WAIVER. Any failure of either party to require strict performance by the other or any waiver by either party of any provision herein shall not be construed as a consent or waiver of any other breach of the same or any other provision.

30. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

31. JURISDICTION. The Lease shall be governed by and construed under the laws of the State of Illinois.

32. CONFLICT. Should there be terms or conditions within the Equipment Schedule which conflict with this Master Equipment Lease, the terms of the Equipment Schedule will be binding.

33. SURVIVAL. All representations, warranties, indemnities and covenants of Lessee contained in this Lease or any Equipment Schedule shall continue in full force and effect and shall survive notwithstanding the full payment of all amounts due hereunder or the expiration or earlier termination of this Lease or any Equipment Schedule.

                                                                   Exhibit 10.8a

34. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Lessor and Lessee.

WITNESS the execution hereof under seal this 22nd day of December, 2003

The Walden Asset Group, LLC                Playboy Entertainment Group, Inc.
(LESSOR)                                   (LESSEE)

BY: /s/ David L. Burmon                    BY: /s/ Robert D. Campbell
   -------------------------------            ----------------------------------

NAME: David L. Burmon                      NAME:  Robert D. Campbell
     -----------------------------              --------------------------------

TITLE: Chief Operating Officer             TITLE: Treasurer and Asst. Secretary
      ----------------------------               -------------------------------

                                                                   Exhibit 10.8a

                                    EXHIBIT A

                               Equipment Schedule

                                  See attached

                                                                   Exhibit 10.8a

                                    EXHIBIT B

                             Acceptance Certificate

                                  See attached

                                                                   Exhibit 10.8a

                                    EXHIBIT C

            Certificate Concerning Payment of Personal Property Taxes

                                  See attached

                                                                   Exhibit 10.8a

                                    EXHIBIT D

                                  See attached